`

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PRIMEDIA INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share ("Common Stock"), of the Registrant

(2) Aggregate number of securities to which transaction applies: 130,283,909

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total Fee Paid: N/A

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(3) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: April 10, 1998

                                 PRIMEDIA Inc.

WILLIAM F. REILLY                                                                              745 FIFTH AVENUE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER                                                          NEW YORK, NY 10151

                                                                  April 10, 1998

DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of PRIMEDIA Inc. (the "Company"). The meeting will be held at 10:00 a.m. on Thursday, May 21, 1998, at Le Parker Meridien, 118 West 57th Street, New York, New York 10019.

Information regarding the business to be conducted at the meeting is set forth in the following formal Notice of Annual Meeting and Proxy Statement. The Annual Meeting will begin with a report on the Company, and you will be asked to vote upon the election of eight directors and the appointment of the auditors. You will have an opportunity to ask questions about the items under consideration as well as other matters relating to the Company's business.

Your vote is important. Therefore, after you read the Notice of Annual Meeting and Proxy Statement, please complete and return promptly the enclosed form of proxy to ensure that your shares will be represented.

A return envelope is enclosed for your convenience. You may revoke your proxy at any time before it is exercised at the meeting. Accordingly, you should sign and return your proxy even if you plan to attend the meeting.

I look forward to receiving your proxy and meeting you on May 21.

                                        Sincerely,

                                                    [LOGO]

                                 PRIMEDIA Inc.
                                745 Fifth Avenue
                            New York, New York 10151

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 21, 1998

To the Stockholders of
PRIMEDIA Inc.:

The annual meeting of stockholders of PRIMEDIA Inc. will be held on Thursday, May 21, 1998, at Le Parker Meridien, 118 West 57th Street, New York, New York 10019 at 10:00 a.m. to:

    (1) Elect eight directors;

    (2) Act upon the selection of auditors for the fiscal year ending December 31, 1998;

    (3) Transact such other business as may properly come before the meeting.

Only holders of record of Common Stock, $.01 par value, at the close of business on March 23, 1998, will be entitled to vote at the meeting.

                                          Beverly C. Chell
                                          VICE CHAIRMAN AND SECRETARY

April 7, 1998

                                PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is furnished by the Board of Directors (the "Board") of PRIMEDIA Inc. (the "Company" or "PRIMEDIA" and, where appropriate, together with its subsidiaries), in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Thursday, May 21, 1998, at 10:00 a.m., at Le Parker Meridien, 118 West 57th Street, New York, New York 10019 and at any and all adjournments thereof. Mailing of the proxy statement will commence on or about April 10, 1998. Holders of record of Common Stock, $.01 par value (the "Common Stock"), at the close of business on March 23, 1998, will be entitled to one vote for each share held on all matters to come before the meeting. On March 23, 1998, there were outstanding 145,986,144 shares of Common Stock.

A proxy on the enclosed form may be revoked at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

VOTING AT THE MEETING

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

The election of each nominee for director and the selection of the auditors requires a majority of the votes cast. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential, except as necessary to meet legal requirements, in cases where stockholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.
                            ------------------------

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them each month as well as by operating and financial reports made at Board and committee meetings by the Chairman of the Board and other officers.

Regular meetings of the Board are held each calendar quarter. The organizational meeting will follow immediately after the annual meeting of stockholders. The Board held four meetings in 1997 and acted four times by unanimous written consent.

                            ------------------------

COMMITTEES OF THE BOARD

Various committees of the Board have been established to assist it in the discharge of its responsibilities. Those committees are described below. The biographical information on the nominees for director set forth in this proxy statement includes committee memberships currently held by each nominee.

The AUDIT COMMITTEE meets with management, the Company's independent accountants and its internal auditors to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board the engagement of the Company's independent accountants, discusses with the independent accountants their audit procedures, including the proposed scope of the audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent accountants. The Committee met twice in 1997. Professor Meyer Feldberg is the sole member on the Audit Committee.

The COMPENSATION COMMITTEE is responsible for administering the Company's compensation programs and remuneration arrangements for its senior executives, including the chief executive officer. The Committee's Report on Executive Compensation appears elsewhere in this proxy statement. The Compensation Committee consists of three non-employee directors and met twice in 1997.

The EXECUTIVE COMMITTEE, consisting of four directors, has authority to act for the Board on most matters during intervals between Board meetings. This committee acted by unanimous written consent twice during 1997.

                            ------------------------

THE NOMINEES

It is proposed that eight directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected. Unless otherwise marked, a proxy will be voted for such persons. Each of the nominees was elected at the last Annual Meeting as a director. The average attendance of the Board and all of its committees during 1997 was over 90%.

Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the By-Laws to reduce the number of directors.

The Board of Directors recommends that you vote FOR the nominees described below.

WILLIAM F. REILLY                           Mr. Reilly is Chairman of the Board, Chief
Chairman of the Board, Chief Executive        Executive Officer and a Director of
Officer and Director                          PRIMEDIA and has served in such
Age: 59                                       capacities since November of 1991. Mr.
                                              Reilly is also a director of FMC
                                              Corporation. Mr. Reilly is Chairman of
                                              the Executive Committee.

BEVERLY C. CHELL                            Ms. Chell became Vice Chairman, General
Vice Chairman, General Counsel, Secretary     Counsel and Secretary of PRIMEDIA in
and Director                                  November 1991 and a Director in March
Age: 55                                       1992. She is also a director of
                                              Mecklermedia Corporation.

MEYER FELDBERG                              Professor Feldberg is Professor and Dean
Director                                      of the Columbia University Graduate
Age: 56                                       School of Business and has been since
                                              1989. He joined the Board in January
                                              1997. He is also a director of Federated
                                              Department Stores, Inc. and Revlon, Inc.
                                              He is the sole member of the Audit
                                              Committee.

PERRY GOLKIN                                Mr. Golkin became a Director of PRIMEDIA
Director                                      in November 1991. He is a General
Age: 44                                       Partner of KKR Associates and was a
                                              General Partner of KKR from January 1,
                                              1995 until January 1, 1996 when he
                                              became a member of the limited liability
                                              company which serves as the general
                                              partner of KKR. Prior to 1995, Mr.
                                              Golkin was an executive at KKR. He is
                                              also a director of Walter Industries,
                                              Inc. Mr. Golkin is a member of the
                                              Compensation and Executive Committees.

HENRY R. KRAVIS                             Mr. Kravis became a Director of PRIMEDIA
Director                                      in November 1991. He is a Founding
Age: 54                                       Partner of Kohlberg Kravis Roberts & Co.
                                              ("KKR") and KKR Associates. Effective
                                              January 1, 1996, he became a managing
                                              member of the Executive Committee of the
                                              limited liability company which serves
                                              as the general partner of KKR. He is
                                              also a director of Amphenol Corporation,
                                              AutoZone, Inc., Borden Inc., Bruno's,
                                              Inc., Evenflo & Spalding Holdings
                                              Corporation, The Gillette Company, IDEX
                                              Corporation, KinderCare Learning
                                              Centers, Inc., Owens-Illinois Group,
                                              Inc., Owens-Illinois, Inc., Randall's
                                              Food Markets, Inc., RELTEC Corporation,
                                              Safeway Inc., Sotheby's Holdings, Inc.,
                                              Union Texas Petroleum Holdings, Inc. and
                                              World Color Press, Inc. Mr. Kravis is
                                              Chairman of the Compensation Committee
                                              and serves on the Executive Committee.

CHARLES G. MCCURDY                          Mr. McCurdy became President and a
President and Director                        Director of PRIMEDIA in November 1991
Age: 42                                       and was also Treasurer from 1991 to
                                              August 1993.

GEORGE R. ROBERTS                           Mr. Roberts became a Director of PRIMEDIA
Director                                      in March 1992. He is a Founding Partner
Age: 54                                       of KKR and KKR Associates. Effective
                                              January 1, 1996, he became a managing
                                              member of the Executive Committee of the
                                              limited liability company which serves
                                              as the general partner of KKR. He is
                                              also a director of Amphenol Corporation,
                                              AutoZone, Inc., Borden Inc., Bruno's,
                                              Inc., Evenflo & Spalding Holdings
                                              Corporation, IDEX Corporation,
                                              KinderCare Learning Centers, Inc.,
                                              Owens-Illinois Group, Inc.,
                                              Owens-Illinois, Inc., Randall's Food
                                              Markets, Inc., RELTEC Corporation,
                                              Safeway, Inc., Union Texas Petroleum
                                              Holdings, Inc. and World Color Press,
                                              Inc.

MICHAEL T. TOKARZ                           Mr. Tokarz became a Director of PRIMEDIA
Director                                      in November 1991. He is a General
Age: 48                                       Partner of KKR Associates and was a
                                              General Partner of KKR from January 1,
                                              1993 until January 1, 1996 when he
                                              became a member of the limited liability
                                              company which serves as the general
                                              partner of KKR. Prior to 1993, Mr.
                                              Tokarz was an executive at KKR. He is
                                              also a director of Evenflo & Spalding
                                              Holdings Corporation, IDEX Corporation,
                                              Safeway, Inc. and Walter Industries,
                                              Inc. Mr. Tokarz is a member of the
                                              Compensation and Executive Committees.

Messrs. Kravis and Roberts are first cousins.

COMPENSATION OF DIRECTORS

Directors who are full-time employees of the Company receive no additional compensation for services as a director. In 1997, non-employee directors received an annual all inclusive fee of $45,000 for all services on the Board and all committees.

A non-employee director may elect to defer all or part of the fee. Deferred amounts are "credited" to an unfunded cash account or Common Stock equivalent account, as selected by the director. Interest, at PRIMEDIA's average borrowing rate, is credited quarterly for bookkeeping purposes to a director's cash account. Subject to certain restrictions, a director is permitted to take distributions in cash from a cash account or in shares of Common Stock or cash equivalent to the then value of credited shares, at the Company's option, in whole or in part, from his account following retirement or termination of service. Messrs. Golkin and Roberts have each elected to defer his fee in Common Stock equivalents.

On March 5, 1997, the Compensation Committee granted Professor Feldberg ten-year non-qualified stock options to purchase 25,000 shares of the Company's Common Stock under the Company's stock option plan, with an exercise price of $13 per share, the fair market value on the date of grant.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
TO OUR STOCKHOLDERS:

The Compensation Committee is responsible for administering total compensation programs that are designed to:

   - Match the Company's compensation plans to its business strategies, as well as the external business environment;

   - Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives;

   - Maximize profitability through growth and cost efficiency, balancing appropriately the short-term and long-term goals of the Company;

   - Align the interests of executives with those of stockholders through the use of equity-based incentive awards to link a significant portion of compensation to stockholder value; and

   - Target executive compensation at a level sufficient to insure PRIMEDIA's ability to attract and retain superior executives.

The following factors affected the actions of the Committee in 1997:

   - The successful implementation of the Company's growth strategy: to have double digit annual growth fueled equally by organic growth and product line extension acquisitions.

   - The successful implementation of the Company's Focusing Program, commenced and substantially completed in 1997, to focus on areas of business that have the greatest potential for future growth and divest certain businesses that did not provide that growth potential.

   - The overall financial performance of the Company, as measured by the Company's growth in EBITDA (earnings before interest, taxes, depreciation and amortization) and "free cash flow" which is EBITDA after the effect of changes in working capital and after deductions for capital expenditures.

The Committee believes that the actions undertaken in 1997 with respect to the Company's compensation program, as discussed below, met its objectives.

The Committee believes that compensation for executive officers should be linked to performance. To achieve correlation between executive compensation and performance, more than half of the compensation awarded to the executive officer group for 1997 was at-risk incentive compensation directly related to the performance of the Company and its business units. This includes annual cash bonuses and long-term incentive plan awards.

BASE SALARY. Base salary, is based on a qualitative evaluation of a variety of factors, including level of responsibility and individual performance. It is the policy of the Committee to review base salary of its most senior executives no more frequently than every 14 to 20 months. During 1997, Messrs. Reilly and McCurdy and Ms. Chell of the named executives received salary increases.

ANNUAL INCENTIVES. Annual cash bonuses principally contingent on meeting performance-targets, are provided to senior executives and middle-managers. For 1997, 620 senior executives and middle managers participated in the Company's various executive incentive plans. Effective for 1996, the Committee modified its Executive Incentive Compensation Plan (The "Executive Incentive Plan"), as described in footnote (1) to the Executive Compensation Table, to reduce the executive compensation that may be subject to the deductibility limits of
Section 162(m) of the Internal Revenue Code ("IRC") for certain senior executives of PRIMEDIA including those named in the Summary Compensation Table. Therefore, for 1997, the most senior executives participated in two executive incentive plans, which together provide the same level of incentive compensation previously provided under the one plan.

LONG-TERM PERFORMANCE AWARDS. A new three-year long-term performance cycle began January 1, 1997 for the three most senior executives. The awards for the covered officers are based on a formula tied to the achievement of cumulative cash flow targets during each three year performance cycle.

The Company's 1992 Amended and Restated Stock Option Plan (the "Stock Option Plan") provides that stock options, restricted stock and performance awards may be granted to key executives who contribute to the growth and profitability of the Company. Only stock options are outstanding under the Plan.

The Committee periodically evaluates its stock option award guidelines. In 1997, the Committee granted options to six executives based on the desire to strengthen their focus on long-term stock-based compensation. The executives to whom options were to be granted in 1997 were determined based on individual performance, future needs of the Company and role within the Company. The size of actual stock option awards was based on a model by job and was adjusted upward or downward based on a subjective evaluation of individual contribution and potential. In order to receive an initial grant, the executive must purchase and hold shares of Common Stock equal to at least 25% of the number of options granted. No stock options were granted to any executive officer of the Company in 1997.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. Mr. Reilly's salary was increased effective October 1, 1997. His last increase was November 1995, and is consistent with the Company's policy to review the base salary of the most senior management no more frequently than every 14 to 20 months. The amount of increase was $75,000 per year for annualized increase of approximately 4%.

Mr. Reilly's target bonus under the Senior Executive Non-Discretionary Plan was 60% of his base salary, of which one-half related to the attainment by PRIMEDIA of EBITDA and one-half to attainment of free cash flow goals. His target bonus under the Senior Executive Performance Plan was 40% of his base salary and the amount awarded is at the discretion of the Committee. In exercising such discretion, the Committee may award a discretionary bonus equal to 150% of the target bonus. For 1997, the Committee determined that the Company's outstanding overall performance under Mr. Reilly's leadership including successful implementation of the Company's growth strategy and Focusing Program merited awarding the maximum discretionary bonus.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY AND OTHER MATTERS. Section 162(m) of the IRC generally limits to $1,000,000 the annual tax deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken, to the extent it believes feasible, appropriate actions to preserve the deductibility of annual incentive, long-term performance, and stock option awards. However, notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible if it believes that is in the best interests of the Company and its stockholders. The Committee believes that retaining the discretion to grant or withhold a portion of Mr. Reilly's compensation is an important aspect of increasing shareholder value. Hence, $269,108 of Mr. Reilly's compensation under the Senior Executive Performance Plan may be non-deductible. As, the Company is not currently a taxpayer for federal income tax purposes, the loss of deductibility does not have a current effect on the Company.

                                          COMPENSATION COMMITTEE
                                          Henry R. Kravis, Chairman
                                          Perry Golkin
                                          Michael T. Tokarz

                               PERFORMANCE GRAPH
                     COMPARISION OF CUMULATIVE TOTAL RETURN
        FOR THE PERIOD FROM NOVEMBER 30, 1995 THROUGH DECEMBER 31, 1997

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         COMPARISON OF CUMULATIVE TOTAL RETURN
For the Period from Nov. 30, 1995 through Dec. 31, 1997
                                                                PRM     S&P 500      Peers
11/30/95                                                        100         100        100
12/31/95                                                     103.19      101.94     103.96
12/31/96                                                      91.49      125.33     104.03
12/31/97                                                     107.45      167.14     128.81

The above graph assumes a $100 investment on November 1, 1995, the date of PRIMEDIA's initial public offering, and reinvestment of all dividends, in the Company Common Stock, the S&P 500 Index, and a composite peer group of the following education, information and specialty media companies: Harcourt General Inc., Houghton-Mifflin Co., John Wiley & Sons, Meredith Corp., McGraw-Hill Companies,
Reader's Digest Association Inc. and Scholastic Corp.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ending December 31, 1995, 1996 and 1997, the compensation paid by the Company to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company in 1997 in all capacities in which they served:

                                                                          LONG-TERM COMPENSATION
                                                                       ----------------------------
                                                                                          PAYOUTS
                                               ANNUAL COMPENSATION         AWARDS       -----------
       NAME AND PRINCIPAL                    ------------------------  ---------------   LONG-TERM       ALL OTHER
            POSITION                YEAR       SALARY      BONUS(1)     STOCK OPTIONS     PLAN(2)     COMPENSATION(3)
--------------------------------  ---------  -----------  -----------  ---------------  -----------  ------------------
William F. Reilly...............       1997  $   933,168  $   736,649        --          $ 222,750       $   53,941
  Chairman and Chief Executive         1996      914,992      743,499         150,000      205,875           49,724
  Officer                              1995      852,409      604,805         275,000      205,875           45,657
Charles G. McCurdy..............       1997  $   587,105  $   511,222        --          $ 105,000       $   38,162
  President                            1996      574,990      389,352         100,000       96,600           37,374
                                       1995      512,407      452,972         190,000       96,600           33,306
Beverly C. Chell................       1997  $   550,899  $   362,403        --          $  98,280       $   35,808
  Vice Chairman, General Counsel       1996      539,994      365,655          50,000       90,720           35,100
  and Secretary                        1995      506,619      253,305          85,000       90,720           32,930
Jack Farnsworth.................       1997  $   581,450  $   339,732        --          $  --           $   37,794
  Executive Vice President             1996      527,890      398,438          80,000       --               34,313
                                       1995      474,235      307,038         135,000       --               30,825
Harry A. McQuillen (4)..........       1997  $   366,353  $   --             --          $  --           $   23,625
  Executive Vice President             1996      625,014      523,927         100,000       --               40,626
                                       1995      555,774      440,557         205,000       --               36,067

                                                   (Footnotes on following page)

(Footnotes for preceding page)
------------------------

 (1) During the calendar year ended December 31, 1995, all executive officers participated in the Company's Executive Incentive Compensation Plan (the "Executive Incentive Plan"). Under this plan, cash awards are contingent and are based on three factors: (i) an "Earnings Performance Measure," payable if and to the extent that the earnings performance goals set for the calendar year are met, (ii) a "Cash Flow Measure" payable if and to the extent that cash flow goals set for the calendar year are met and (iii) a "Discretionary Performance Measure," based on the executive's individual performance during the calendar year in question as evaluated by the committee overseeing the Executive Incentive Plan. Commencing in 1995, the Company established the PRIMEDIA Short Term Senior Executive Non-Discretionary Plan and the PRIMEDIA Short Term Senior Executive Performance Plan, which substitutes for the Executive Incentive Plan for the above named executive officers and certain other executive officers. The Executive Incentive Plan had two components, the formula portion and the discretionary portion. In order to comply with Section 162(m) of the IRC, that Plan was split into two plans, one based on a formula and the other discretionary, which in the aggregate provide for the same formula and discretionary bonuses as the Executive Incentive Plan did in the aggregate.

 (2) Payments are contingent based on the attainment of cash flow targets pursuant to the Free Cash Flow Long-Term Plan.

 (3) Represents contributions made by the Company for the benefit of the executives to the PRIMEDIA Thrift and Retirement Plan, a defined contribution plan covering more than half of the Company's employees and the PRIMEDIA Restoration Plan, a deferred unfunded program restoring to employees the amount of the Company contribution to the PRIMEDIA Thrift and Retirement Plan or PRIMEDIA's Pension Plan which the Company was not permitted to contribute because of the limit on contributions to qualified plans under the IRC. For the fiscal year ended December 31, 1997, the Company made contributions on behalf of Messrs. Reilly and McCurdy, Ms. Chell, and Messrs. McQuillen and Farnsworth to the PRIMEDIA Thrift and Retirement Plan in the amounts of $3,685, $10,400, $10,400, $10,400 and $10,400, respectively, and to the PRIMEDIA Restoration Plan in the amounts of $50,256, $27,762, $25,408, $13,225 and $27,394, respectively.

 (4) The compensation shown represents amounts paid prior to his death on June 30, 1997. See "Certain Relationships and Related Transactions" for information on amounts paid to the estate of the late Mr. McQuillen.

AGGREGATE FISCAL YEAR-END OPTION TABLE

The following table shows the number of shares and value of Common Stock represented by outstanding Options held by each of the named officers as of December 31, 1997.

                                                                                            VALUE OF
                                                                                      IN-THE-MONEY OPTIONS
                                                        NUMBER OF OPTIONS          AT FISCAL YEAR-END 1997(1)
                                                  -----------------------------  -------------------------------
                      NAME                        EXERCISABLE   NONEXERCISABLE    EXERCISABLE    NONEXERCISABLE
------------------------------------------------  ------------  ---------------  --------------  ---------------
William F. Reilly...............................    3,042,960         335,200        22,275,420       1,175,300
Charles G. McCurdy..............................    1,949,798         192,000        14,390,710         638,000
Beverly C. Chell................................    1,622,484          95,000        12,100,190         314,375
Jack L. Farnsworth..............................      266,800         151,200         1,612,950         505,300

------------------------

(1) Calculated based on the difference between the December 31, 1997 closing market price of the Common Stock and the exercise price with respect to such Options.

LONG-TERM INCENTIVE PLAN AWARDS

The table below represents potential payouts of cash-denominated awards pursuant to the Free Cash Flow Long-Term Plan to be made in 1999 and annually thereafter to the named executives which are tied to free cash flow targets for the respective performance cycle. No payments are made unless 100% of target is achieved for each performance cycle and the target award is the maximum which can be paid. Awards, if earned, will be paid in cash at the end of the respective performance cycle.

                                                            TARGET AWARD
                                                     FOR THREE YEAR PERFORMANCE
                                                        CYCLE ENDING IN 1998
    NAME                                       (ASSUMING NO SALARY INCREASES IN 1998)
---------------------------------------------  --------------------------------------
William F. Reilly............................                    222,750
Charles G. McCurdy...........................                    105,000
Beverly C. Chell.............................                     98,280

The annual target award for each completed performance cycle after 1998 for Messrs. Reilly and McCurdy and Ms. Chell, respectively, is 22.5%, 16.8% and 16.8% of their annual rate of salary in effect for the last calendar year in the performance cycle.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Kravis, Tokarz and Golkin, none of whom has ever been an officer or employee of the Company. Messrs. Kravis, Tokarz and Golkin are general partners of KKR Associates, the sole general partner of the partnerships, which own as of March 23, 1998, approximately 78% of the outstanding Common Stock (on a fully diluted basis). As general partners of KKR Associates, Messrs. Kravis, Tokarz and Golkin may be deemed to share beneficial ownership of the Common Stock beneficially owned by KKR Associates; however, they disclaim such beneficial ownership. See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

From time to time, KKR, which is an affiliate of KKR Associates, may receive customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. In addition, KKR renders management, consulting, acquisition and financial services to the Company for an annual fee of $1 million payable quarterly in arrears. The Company believes that this fee is no less favorable than that which could be obtained for comparable services from unaffiliated third parties. Partners of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary director's fees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 1996, Mr. Farnsworth and the late Mr. McQuillen entered into employment agreements with the Company expiring on December 31, 1999. The estate of Mr. McQuillen was paid $1,378,975 as the death benefit payable thereunder. The agreement, as to Mr. Farnsworth provides for a salary of $610,000, and continued participation in the bonus and other executive compensation plans described above. In the event of a change of control of PRIMEDIA, the definition of which is the same as in the Company's main credit agreement, the term of the agreement is extended for a term of three years from the date of such change of control and all unvested stock options vest. If he is terminated without cause or terminates for good reason, the Company is obligated to pay the amounts which would have been paid through the full term, (and longer, if there has been a change in control). His agreement provides for a tax gross-up payment if following a change of control and termination without cause or for good reason, any excise taxes are payable on salary, bonus or fringe benefit plan payments.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 23, 1998 by (i) each beneficial owner of more that five percent of the Company's outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Company's five executive officers named in the table under "Management--Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                                                                                   NUMBER OF
                                                                              SHARES BENEFICIALLY
     NAME                                                                         OWNED(1)(2)       PERCENTAGE
----------------------------------------------------------------------------  -------------------  -------------
KKR Associates (3)
  9 West 57th Street
  New York, New York 10019..................................................        123,552,932           84.6%
William F. Reilly (2).......................................................          4,659,253            3.5
Charles G. McCurdy (2)(4)...................................................          2,394,612            1.8
Beverly C. Chell(2).........................................................          2,044,357            1.6
Jack L. Farnsworth(2).......................................................            359,900          *
Henry R. Kravis (3).........................................................          --                --
Meyer Feldberg..............................................................             11,250          *
Perry Golkin (3)............................................................              3,000          *
George R. Roberts (3).......................................................          --                --
Michael T. Tokarz (3).......................................................              5,000          *
All directors and executive officers as a group (15 persons)................          9,859,842            7.2

--------------------------

(1) For purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Of the shares shown as owned, 3,110,560, 1,977,798, 286,400 and 1,635,484 shares, respectively, for Messrs. Reilly, McCurdy, and Farnsworth and Ms. Chell are in fact represented by Options which were either exercisable on March 23, 1998 or become exercisable within 60 days thereafter.

(3) Shares of Common Stock shown as owned by KKR Associates are owned of record by MA Associates, L.P., FP Associates, L.P., Magazine Associates, L.P., Publishing Associates, L.P., Channel One Associates, L.P., KKR 1996 Fund L.P., and KKR Partners II, L.P., of which KKR Associates is the sole general partner and as to which it possessed sole voting and investment power. Messrs. Kravis, Roberts, Tokarz and Golkin (directors of PRIMEDIA) and Robert I. MacDonnell, Paul E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly, Clifton S. Robbins and Scott M. Stuart, as the general partners of KKR Associates, may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates. Such persons disclaim beneficial ownership of such shares.

(4) Includes 160,000 shares held in trust for his minor children.

 * Less than one percent.

                             SELECTION OF AUDITORS

The Audit Committee has recommended to the Board that Deloitte & Touche, L.L.P., which firm has been the independent accountants of the Company since the Company's inception in 1992, (and its predecessors from 1989) be continued as auditors for the Company. The stockholders are being asked to approve the Board's decision to retain Deloitte & Touche, L.L.P. for the fiscal year ending December 31, 1998. A representative of Deloitte & Touche, L.L.P. will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer questions.

THE BOARD RECOMMENDS A VOTE FOR.

                                 OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., at an anticipated cost of, less than $5,000, plus reimbursement of out-of-pocket expenses.

Under the federal securities laws, the Company's directors, officers and ten percent shareholders are required to report to the Securities and Exchange Commission and the New York Stock Exchange, by specific dates, transactions and holdings in the Company's Common Stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that during fiscal 1997 all these filing requirements were satisfied.

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, including certified financial statements and all other required information, is being furnished to all persons who were shareholders of the Company on the record date for the Annual Meeting of Shareholders.

                              1999 ANNUAL MEETING

For a stockholder to bring matters before the 1999 Annual Meeting, notice must be received by the Company within the time limits described below. The notice must include a description of the proposed business, the reasons therefore and other specified matters. For a matter to be included in the Company's proxy statement and proxy for the 1999 Annual Meeting, notice must be received by the Company on or before January 1, 1999. In each case, the notice must be given to the Secretary of the Company, whose address is 745 Fifth Avenue, New York, New York, 10151. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

                                          Beverly C. Chell
                                          VICE CHAIRMAN AND SECRETARY

April 10, 1998

--------------------------------------------------------------------------------
PRIMEDIA INC.

                                                                      PROXY CARD
--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 PRIMEDIA INC.
                     FOR THE ANNUAL MEETING ON MAY 21, 1998

    The undersigned appoints Ann M. Riposanu and Christopher Fraser, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 21, 1998, and at any adjournment or postponement thereof, as indicated on the reverse side.

    This proxy, when properly executed, will be voted in the manner directed herein by the under-signed shareholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

                                            PRIMEDIA INC.
                                            P.O. BOX 11283
                                            NEW YORK, N.Y. 10203-0283

                 (Continued, and to be signed and dated on reverse side.)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1998

Dear Shareholder:

The Annual Meeting of Shareholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Thursday, May 21, 1998 at Le Parker Meridien, 118 W. 57th Street, New York, New York 10019, for the following purposes:

    1. To elect eight directors to the Board of Directors.

    2. To approve selection of independent public accountants.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on March 23, 1998 will be entitled to vote at the meeting or any adjournment thereof.

TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                       BY ORDER OF THE BOARD OF DIRECTORS

April 9, 1998                          BEVERLY C. CHELL
                                       VICE CHAIRMAN AND SECRETARY


                                  Detach Proxy Card Here

                                  V                    V
--------------------------------------------------------------------------------

   / /

1. Election of Directors    FOR all nominees   /X/      WITHHOLD AUTHORITY to vote   /X/    *EXCEPTIONS   /X/
                            listed below                for all nominees listed below.


Nominees: William F. Reilly, Beverly C. Chell, Meyer Feldberg, Perry Golkin, Henry R. Kravis, Charles G. McCurdy, George R. Roberts, Michael T. Tokarz (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________

2. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998.

   FOR   /X/   AGAINST   /X/   ABSTAIN   /X/

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                       CHANGE OF ADDRESS AND   /X/
                       OR COMMENTS MARK HERE

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Dated: ___________________________________________________________________,199__

________________________________________________________________________________
                                   Signature

________________________________________________________________________________
                                   Signature

Votes must be indicated     /X/
(x) in Black or Blue ink.

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)